UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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salesforce.com, inc.

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salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

May 24, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of salesforce.com, inc. on Thursday, July 6, 2006 at 2:00 p.m., local time, at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2006 Annual Report.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person.

Thank you for your ongoing support of salesforce.com. We look forward to seeing you at our Annual Meeting.

Aloha,

Marc Benioff
Chairman of the Board of Directors and Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To be Held Thursday, July 6, 2006

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of salesforce.com, inc., a Delaware corporation, will be held on Thursday, July 6, 2006 at 2:00 p.m., local time, at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108, for the following purposes:

1.	To elect two Class II directors, Craig Ramsey and Sanford R. Robertson, to serve for a term of three years and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the meeting.

Only stockholders of record at the close of business on May 16, 2006 and their proxies are entitled to attend and vote at the meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy. You will need to bring the enclosed Admission Ticket or proof of ownership of salesforce.com stock to enter the meeting.

This Notice, the Proxy Statement and the 2006 Annual Report are first being mailed to stockholders on or about May 24, 2006.

By Order of the Board of Directors

David Schellhase
Secretary

San Francisco, California

May 24, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THE PURPOSE OF RETURNING YOUR PROXY CARD. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The Board of Directors of salesforce.com, inc., a Delaware corporation (“salesforce.com” or the “Company”), is soliciting this Proxy Statement and the enclosed proxy card for use at our 2006 Annual Meeting of Stockholders (“Annual Meeting”), to be held on Thursday, July 6, 2006 at 2:00 p.m., local time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108. You will need to bring the enclosed Admission Ticket or proof of ownership of salesforce.com stock to enter the meeting. Our Annual Report for the fiscal year ended January 31, 2006, or fiscal 2006, including our financial statements for fiscal 2006 is also enclosed. These proxy materials are first being mailed to stockholders on or about May 24, 2006.

Stockholders Entitled to Vote; Record Date

As of the close of business on May 16, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 111,550,960 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder. No shares of preferred stock of the Company were outstanding as of May 16, 2006.

All valid proxies received before the Annual Meeting will be exercised. Stockholders entitled to vote at the Annual Meeting may vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, unlike abstentions or withheld votes, broker “non-votes” are not included in the tabulation of the voting results on proposals requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition of such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting; Revocability of Proxies

Voting by attending the meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring the enclosed Admission Ticket and proof of identity for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder casts at the Annual Meeting. Your attendance at the Annual Meeting in and of itself will not revoke any prior votes you may have cast.

Voting by proxy card; Discretionary Voting. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of proxy. You may revoke your proxy by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable, out-of-pocket expenses. The Company may use the services of the Company’s directors, officers and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Georgeson Shareholder Communication Services, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $1,500 plus reasonable out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company must satisfy the requirements set forth in the advance notice provision under the Company’s Bylaws. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than one hundred twenty (120) calendar days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting; except that if no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was publicly announced. Stockholder proposals to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices not later than January 26, 2007. Any stockholder proposal intended to be included in the Company’s proxy statement for the next annual meeting of stockholders of the Company must also satisfy Securities and Exchange Commission regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and be received not later than January 26, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to earlier resignation or removal.

The terms of the Class II directors will expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class II members of the Board of Directors, Craig Ramsey and Sanford R. Robertson. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2009 and until their successors are elected and qualified, subject to earlier resignation or removal.

The names and certain information about the continuing directors in each of the three classes of the Board of Directors are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as Class II directors to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such other person as a substitute nominee as the Board of Directors may designate in place of such nominee.

Nominees for Class II Directors

The names of the nominees for Class II directors and certain information about each are set forth below.

Name	Positions and Offices Held with the Company	Director Since	Age
Craig Ramsey	Director	2003	59
Sanford R. Robertson	Director	2003	75

Craig Ramsey has served as a Director since April 2003. From July 2003 to September 2004, Mr. Ramsey served as CEO of Pay By Touch, a biometrics payments company. From March 1996 to April 2000, Mr. Ramsey served as Senior Vice President, Worldwide Sales, of Siebel Systems, Inc., a provider of eBusiness applications. From March 1994 to March 1996, Mr. Ramsey served as Senior Vice President, Worldwide Sales, Marketing and Support for nCube, a maker of massively parallel computers. From 1968 to 1994, Mr. Ramsey held various positions with Oracle Corporation, Amdahl and IBM. Mr. Ramsey currently serves on the Board of Directors of Arcsight, Guidewire and M-Factor. He received a B.A. in Economics from Denison University.

Sanford R. Robertson has served as a Director since October 2003. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in January 2000, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson has been an active technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson is a director of Dolby Laboratories, Inc., Pain Therapeutics, Inc. and the Schwab Fund for Charitable Giving. Mr. Robertson received a B.B.A. and M.B.A. from the University of Michigan.

Vote Required and Board of Directors’ Recommendation

The two candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Annual Meeting will be elected directors of the Company to serve until their successors have been duly elected and qualified, subject to earlier resignation or removal.

The Board of Directors Recommends a Vote “For” the Nominees Listed Above.

Directors Not Standing for Election

The names and certain information about the continuing members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below. In October 2005, the Board of Directors appointed Craig Conway as a Class I director and Shirley Young as a Class III director. Both appointments to the Board of Directors in the last fiscal year were made on the recommendation of the Nominating and Corporate Governance Committee.

Name	Positions and Offices Held with the Company	Director Since	Class and Year in Which Term Will Expire	Age
Marc Benioff	Chairman of the Board and Chief Executive Officer	1999	Class I 2008	41
Craig Conway	Director	2005	Class I 2008	51
Alan Hassenfeld	Director	2003	Class I 2008	57
Stratton Sclavos	Director	2000	Class III 2007	44
Larry Tomlinson	Director	2003	Class III 2007	65
Shirley Young	Director	2005	Class III 2007	71

Marc Benioff co-founded salesforce.com in February 1999 and has served as Chairman of the Board of Directors since inception. He has served as Chief Executive Officer since November 2001. From 1986 to 1999, Mr. Benioff was employed at Oracle Corporation where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of Directors of the salesforce.com/foundation. Mr. Benioff received a Bachelor of Science in Business Administration (B.S.B.A.) from the University of Southern California.

Craig Conway has served as a Director since October 2005. From April 1999 to October 2004, Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from November 1996 to February 1999 and TGV Software from September 1993 to March 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway received a B.S. from the State University of New York at Brockport.

Alan Hassenfeld has served as a Director since December 2003. From 1989 until May 2003, Mr. Hassenfeld was Chairman and Chief Executive Officer of Hasbro, Inc., a provider of children’s and family entertainment products, and has been Chairman of Hasbro since May 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. Mr. Hassenfeld also serves as a member of the Board of Directors of the salesforce.com/foundation. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Stratton Sclavos has served as a Director since February 2000. Since July 1995, Mr. Sclavos has served as President and Chief Executive Officer of VeriSign, Inc., a provider of trusted infrastructure services to websites, enterprises, electronic service providers and individuals. In December 2001, Mr. Sclavos was named Chairman of the Board of Directors of Verisign. From July 1993 to June 1995, Mr. Sclavos served as Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, IBM and Hewlett-Packard. From May 1992 to September 1993, Mr. Sclavos was Vice President of Worldwide Sales and Business Development of GO Corporation, a pen-based computer company. Prior to that time, he served in various sales and marketing capacities for MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos serves as a director of VeriSign, Inc., Intuit, Inc. and Juniper Networks, Inc. Mr. Sclavos received a B.S. from the University of California at Davis.

Larry Tomlinson has served as a Director since May 2003. From 1965 to 2003, Mr. Tomlinson was employed at Hewlett-Packard, an information technology company, holding various management and executive positions. From 1993 to June 2003, Mr. Tomlinson was Hewlett-Packard Treasurer and also a Senior Vice President. Mr. Tomlinson serves as a director of Coherent, Inc. and Therma-Wave, Inc. Mr. Tomlinson received a B.S. from Rutgers University and an M.B.A. from Santa Clara University.

Shirley Young has served as a Director since October 2005. Since 2000, Ms. Young has served as President of Shirley Young Associates, LLC, a business advisory company. She has also served as senior adviser to General Motors-Asia Pacific since 1988. Previously, Ms. Young served as corporate Vice President of General Motors and as Executive Vice President of Grey Advertising and President of Grey Strategic Marketing. Ms. Young currently serves as a director of Teletech, Inc. Ms. Young received a B.A. from Wellesley College.

Board Independence

The Board of Directors has determined that, except for Mr. Benioff as Chief Executive Officer, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, and the director independence standards of the Securities and Exchange Commission, or SEC, as currently in effect. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board of Directors also adopted and applied the following standards, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is an executive officer of the Company;

•	has been an employee of the Company within the past three years or has an immediate family member who has been an executive officer of the Company within the past three years;

•	has, or has an immediate family member who has, received within the past three years more than $100,000 during any twelve month period in direct compensation from the Company (other than fees for directors services);

•	is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor; is a current employee of such firm, or has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or; has, or has an immediate family member who has, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee during the past three years; or

•	has been employed as an executive officer or employee, or has an immediate family member who has been employed as an executive officer of, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Board Meetings and Director Communications

During fiscal 2006, the Board of Directors held five (5) meetings. During fiscal 2006, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any of the committees of the Board of Directors on which such director served. Directors are also expected to attend annual meetings of the stockholders of the Company absent an unavoidable and irreconcilable conflict. Three of the six then-incumbent directors attended the Company’s 2005 Annual Meeting of Stockholders.

The non-management members of the Board of Directors also meet in regularly scheduled executive sessions without management present. At these sessions, the chair of the Nominating and Corporate Governance Committee acts as Presiding Director. In the absence of the chair of the Nominating and Corporate Governance

Committee at any such executive session, the chair of the Audit Committee will serve as Presiding Director. Stockholders and other interested parties may communicate with the Presiding Director, or with any and all other members of the Board of Directors, by mail to the Company’s principal executive offices addressed to the intended recipient and care of our Corporate Secretary or by email to CorporateSecretary@salesforce.com. The Corporate Secretary will maintain a log of such communications and transmit them promptly to the identified recipient, unless there are safety or security concerns that mitigate against further transmission. The intended recipient shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Corporate Governance and Board Committees

Salesforce.com and its Board of Directors regularly review and evaluate the Company’s corporate governance practices. The Board of Directors has adopted corporate governance principles that address the composition of and policies applicable to the Board of Directors as well as a Corporate Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer. The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Corporate Code of Conduct are available in the Corporate Governance section of the Company’s website at http://www.salesforce.com/company/corporate-governance.jsp, or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Corporate Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website.

The Board of Directors has also adopted a written charter for each of the three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at http://www.salesforce.com/company/corporate-governance.jsp, or in print by contacting Investor Relations at our principal executive offices.

Audit Committee. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent accountants; approves the retention of the independent accountants to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent accountants on the salesforce.com engagement team as required by law; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; annually reviews the audit committee charter and the committee’s performance; reviews and approves the scope of the annual audit and the audit fee; and discusses with management and the independent accountants the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held eight (8) meetings in fiscal 2006. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Messrs. Tomlinson, who is the committee chair, Hassenfeld and Robertson. The Board of Directors has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the NYSE and the SEC. The Board of Directors has further determined that Mr. Tomlinson is the Company’s audit committee financial expert as defined by the SEC.

Compensation Committee. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee also reviews and evaluates the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter, and prepares any report required under SEC rules. The Compensation Committee held four (4) meetings in fiscal 2006. The report of the Compensation Committee is included in this Proxy Statement.

The current members of the Compensation Committee are Mr. Ramsey, who is the committee chair, Mr. Conway, Mr. Sclavos and Ms. Young. The Board of Directors has determined that all members of the Compensation Committee meet the applicable tests for independence under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Service.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for: identifying individuals qualified to become members of the Board of Directors; recommending to the Board of Directors director nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board of Directors and each committee. The Nominating and Corporate Governance Committee held four (4) meetings in fiscal 2006.

The current members of the Nominating and Corporate Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld and Tomlinson. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet the applicable tests for independence under the applicable rules and regulations of the SEC and the NYSE.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board of Directors and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through directors or management. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance committee to perform all Board of Directors and committee responsibilities. Members of the Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

In addition, stockholders may nominate directors for election at an annual meeting, provided the advance notice requirements set forth in the Company’s Bylaws have been met, as set forth above in “Procedure for Submitting Stockholder Proposals.” The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Compensation of Directors

On December 8, 2005, the Company’s Board of Directors approved a new compensation arrangement for all of its non-employee directors. The effective date of this arrangement for non-employee directors who joined the Board subsequent to the Company’s initial public offering is September 1, 2005. The effective date for non-employee directors who joined the Board of Directors prior to the Company’s initial public offering is the later of (a) the date following the full vesting of such director’s initial option grant, or (b) February 1, 2006.

Under this arrangement, new non-employee directors will receive an initial option to purchase 50,000 shares of Common Stock pursuant to the Company’s 2004 Outside Directors Stock Plan upon appointment or election. This initial option grant vests over four years, with 25% vesting after one year and the balance vesting on a monthly pro rata basis over the remaining period. All options would vest immediately in the event of a change of control. Each non-employee director will also receive $1,250 for attendance at each Board and committee meeting, such meeting fees not to exceed $25,000 per year per director. Beginning after the first year of service on the Board, each non-employee director will receive a stock grant of 2,500 shares of fully vested Common Stock pursuant to the Company’s 2004 Outside Directors Stock Plan for service during the preceding quarter. In addition, following each quarter of service, the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee will receive $5,000, and the chair of the Audit Committee will receive $10,000. The Company will continue to reimburse its non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Ernst & Young LLP has audited our financial statements for the period from inception (February 3, 1999) to the fiscal year ended January 31, 2006. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the 2006 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP which sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures and a mutual exclusion of punitive damages.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2006 and 2005.

	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$1,951,000	$828,000
Audit-Related Fees (2)	94,000	654,000
Tax Fees (3)	31,000	123,000

Total	$2,076,000	$1,605,000

(1)	Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for the attestation of internal control and management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for accounting advice and consultations regarding our compliance with Section 404 the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2006 were pre-approved by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

The Board of Directors Recommends a Vote “For” Ratification of the Appointment of

Ernst & Young LLP as our Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 14, 2006 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) our Chief Executive Officer and each of our four most highly compensated executive officers during fiscal 2006; and (iv) all directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership in the following table is based on 111,460,809 shares of common stock outstanding as of April 14, 2006:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The TCW Group, Inc., on behalf of the TCW Business Unit (1)	14,571,159	13.75%
865 South Figueroa Street, Los Angeles, California 90017
FMR Corp. (2)	13,979,000	13.19%
82 Devonshire Street, Boston, Massachusetts 02109

Directors and Executive Officers
Marc Benioff (3)	22,751,006	21.47%
Steve Cakebread (4)	589,070	*
Craig Conway	—	*
Alan Hassenfeld (5)	150,000	*
Kenneth Juster (6)	113,000	*
David Moellenhoff (7)	1,072,934	1.01%
Craig Ramsey (8)	1,400,000	1.32%
Sanford R. Robertson (9)	300,000	*
Stratton Sclavos	218,280	*
Jim Steele (10)	533,975	*
Larry Tomlinson (11)	156,000	*
Shirley Young	—	*
All current executive officers and directors as a group (16 persons) (12)	29,786,504	27.40%

*	Less than 1%.
(1)	Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2006 by The TCW Group, Inc., on behalf of the TCW Business Unit.
(2)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp.
(3)	All shares held in the Marc R. Benioff Revocable Trust.
(4)	Includes 408,986 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, all of which will be vested. Also includes 2,730 shares held by a family member.
(5)	Includes 150,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 70,833 will be vested and 79,167 will be unvested.
(6)	Includes 113,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 13,000 will be vested and 100,000 will be unvested.
(7)	Includes 867,332 shares held by the David V. and Pamela A. Moellenhoff Family Trust dated February 12, 2002, 27,881 shares held by the David V. Moellenhoff Sprinkling Trust dated December 15, 2003 and 27,721 shares held by the Pamela A. Moellenhoff Sprinkling Trust dated December 15, 2003. Also includes 150,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 81,251 will be vested and 68,749 will be unvested.

(8)	Includes 300,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 243,750 will be vested and 56,250 will be unvested.
(9)	Includes 300,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 199,999 will be vested and 100,001 will be unvested.
(10)	Includes 5,500 shares held in trust for a family member. Also includes 528,475 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 423,475 will be vested and 105,000 will be unvested.
(11)	Includes 156,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, of which 87,249 will be vested and 68,751 will be unvested.
(12)	Includes 2,717,186 shares issuable upon the exercise of options that are exercisable within 60 days of April 14, 2006, 1,681,716 will be vested and 1,035,470 will be unvested.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,005,907	$12.24	5,292,015	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	16,005,907	$12.24	5,292,015	(1)

(1)	Consists of the 1999 Stock Option Plan, the 2004 Equity Incentive Plan, the 2004 Outside Directors Stock Plan and the 2004 Employee Stock Purchase Plan. The 2004 Employee Stock Purchase Plan will not be implemented unless and until the Board of Directors authorizes the commencement of one or more offerings. Under the 2004 Equity Incentive Plan, the shares that are reserved for issuance are subject to automatic increase on February 1 of each year as follows: (a) in 2005 and 2006 by the lesser of 5% of our then outstanding shares of common stock or 5,000,000 shares, (b) in 2007 and 2008 by the lesser of 4% of our then outstanding shares of common stock or 4,000,000 shares, and (c) in each year from 2009 through 2013 by the lesser of 3.5% of our then outstanding shares of common stock or 3,500,000 shares. The Board of Directors may elect to reduce, but not increase without also obtaining stockholder approval, the number of additional shares authorized in any year under the 2004 Equity Incentive Plan. On February 1, 2005, the number of additional shares reserved for issuance under this automatic increase feature of the 2004 Equity Incentive Plan was 5,000,000. The 2004 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on February 1 of each year beginning in 2005 and continuing through 2013 equal to the smallest of (x) 1% of our then outstanding shares of common stock, (y) 1,000,000 shares or (z) a lesser number of shares as our Board of Directors may determine.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table summarizes the compensation earned during fiscal years 2006, 2005 and 2004 for services rendered in all capacities by our Chief Executive Officer and our four most highly compensated executive officers during fiscal 2006. These executives are referred to as the “named executive officers” elsewhere in this Proxy Statement. We do not compensate our named executive officers with perquisites or other personal benefits.

Name and Principal Position	Fiscal Year	Annual Compensation						Securities Underlying Options	All Other Compensation
		Salary		Bonus		Other Compensation
Marc Benioff (1) Chairman and Chief Executive Officer	2006	$10		$—		$—		—	$—
	2005	$10		$—		$—		—	$—
	2004	$1		$—		$—		—	$—

Steve Cakebread Chief Financial Officer	2006	$300,000		$176,100		$—		—	$—
	2005	$250,000		$207,500		$—		250,000	$—
	2004	$250,000		$99,875		$—		—	$—

Kenneth Juster Executive Vice President of Law, Policy, and Corporate Strategy	2006	$400,000		$234,800		$84,728	(2)	100,000	$—
	2005	$9,231	(3)	$—		$—		300,000	$—
	2004	$—		$—		$—		—	$—

David Moellenhoff Chief Technology Officer	2006	$250,000		$119,709	(4)	$—		—	$—
	2005	$250,000		$169,250		$—		150,000	$—
	2004	$205,000		$28,295		$—		—	$—

Jim Steele President, Worldwide Sales and Distribution	2006	$300,000		$347,100		$—		—	$—
	2005	$300,000		$438,000		$—		250,000	$—
	2004	$300,000		$299,500		$—		—	$—

(1)	At his request, Mr. Benioff receives only a nominal salary, no bonus and no options.
(2)	Represents reimbursements of relocation expenses as set forth in Mr. Juster’s offer letter.
(3)	Mr. Juster joined us in January 2005. The fiscal 2005 amount reflects his compensation through January 31, 2005.
(4)	Includes a patent bonus of $1,459.

Option Grants in Fiscal 2006

The following table sets forth certain information regarding all stock option grants made to the named executive officers during fiscal 2006.

	Individual Grants				Potential Realized Value Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price Per Share (2)	Expiration Date

Name					5%	10%
Marc Benioff	—	—	—	—	—	—
Steve Cakebread	—	—	—	—	—	—
Kenneth Juster	100,000	1.9%	$32.60	12/27/2015	$2,050,196	$5,195,600
David Moellenhoff	—	—	—	—	—	—
Jim Steele	—	—	—	—	—	—

(1)	In fiscal 2006, we granted options to purchase 5,169,685 shares of our common stock to our employees.
(2)	Options are granted at the fair value price of our common stock as determined by the closing price of such stock on the day the option was granted as reported by the NYSE.
(3)	Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain hypothetical gains based on assumed rates of appreciation, based on SEC rules, and do not represent our estimate or projection of our future stock price. Actual gains, if any, on stock option exercises are dependent on our future performance, overall market conditions and the optionees’ continued employment through the vesting period. Accordingly, the gains reflected in this table may not be achieved.

Aggregate Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

The following table sets forth information with respect to the named executive officers’ exercise of stock options during fiscal 2006 and the fiscal year-end value of unexercised options held at January 31, 2006.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Marc Benioff	—	—	—	—	—	—
Steve Cakebread	270,000	$6,017,538	405,444	166,667	$15,131,659	$4,526,676
Kenneth Juster	—	—	175,000	225,000	$2,894,000	$6,147,000
David Moellenhoff	—	—	150,000	—	$4,957,500	—
Jim Steele	385,019	$12,994,059	502,433	166,667	$19,006,369	$4,526,676

(1)	Options granted pursuant to our 1999 Stock Option Plan are immediately exercisable. However, the Company has the right to repurchase any unvested common stock upon the termination of employment at the original exercise price which lapses at the rate of the vesting schedules. Options granted pursuant to our 2004 Equity Incentive Plan do not provide for the immediate exercise of options.
(2)	The fiscal year-end values are based upon the difference between the closing price of our common stock on the NYSE on January 31, 2006 ($41.05 per share) and the exercise price of the option, multiplied by the number of shares issued upon the exercise of, or subject to, the option, without taking into account any taxes that may be payable in connection with the transaction.

Employment Contracts and Certain Transactions

Executive Officer Offer Letters and Agreements. Each of our named executive officers has signed offer letters which provide that the officer is an at-will employee. The offer letters provide for salary, annual bonus based on our financial performance and the successful completion of specified performance objectives, stock options and participation in our company-wide employee benefit plans.

Mr. Kenneth Juster, our Executive Vice President of Law, Policy, and Corporate Strategy, joined us in January 2005. His annual base salary is $400,000 and he is eligible to receive a quarterly bonus of up to $50,000, based upon achievement of a mix of company and individual performance objectives. During the first twelve months of his employment, his bonus was guaranteed. Mr. Juster was granted options to acquire 300,000 shares of common stock at an exercise price of $13.73, with one-quarter of the shares vesting on the first anniversary of the start date of his employment and the balance vesting in ratable portions each month for 36 months thereafter. We have also agreed that if Mr. Juster is terminated without cause during the first twelve months of his employment, he will receive six months of base salary and accelerated vesting of six months of his initial stock option grant or monthly vesting through his termination date, whichever is greater. In addition, we agreed to reimburse up to $130,000 of Mr. Juster’s relocation and temporary living expenses.

Mr. John Freeland, our President, Worldwide Operations, joined us in October 2005. His annual base salary is $300,000 and he is eligible to receive a fiscal year end bonus of up to 100% of his annual base salary, based upon achievement of a mix of company and individual performance objectives. During the first twelve months of his employment, his bonus will be guaranteed and paid in quarterly installments. Mr. Freeland was granted options to acquire 300,000 shares of common stock at an exercise price of $25.19, with one-quarter of the shares vesting on the first anniversary of the start date of his employment and the balance vesting in ratable portions each month for 36 months thereafter. We have also agreed that if Mr. Freeland is terminated without cause during the first twelve months of his employment, he will receive six months base salary, six months of accelerated vesting of his initial option grant, and certain other compensation.

Change-in-Control. In December 2003, the Board of Directors approved a change in control provision that would affect the compensation of certain of our executive officers. Specifically, if we experience a change in control, and the employment of Messrs. Cakebread, Freeland, Juster and Steele is terminated without cause, or if such officer terminates his or her employment for certain reasons including changes in job responsibilities, geographic relocation or a change in reporting status during the 12-month period following the change in control, then the vesting of the unvested stock options held by such officer automatically accelerates by six months from the date of the change in control.

Transactions with Management and Others. There were no transactions during fiscal 2006 in which the Company was a party, the amount involved in the transaction exceeds $60,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest other than arrangements that are otherwise described herein.

The Company has entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

In January 1999, the salesforce.com/foundation, commonly referred to as the Foundation, a non-profit public charity, was chartered to build philanthropic programs that are particularly focused on youth and technology. The Company’s chairman is the chairman of the Foundation. He, one of the Company’s executive officers and one of the Company’s board members hold three of the Foundation’s nine board seats. The Company is not the primary beneficiary of the Foundation’s activities, and accordingly, the Company does not consolidate the Foundation’s statement of activities with its financial results.

Since the Foundation’s inception, the Company has provided at no charge certain resources to Foundation employees such as office space. The value of these items totals approximately $30,000 per quarter. In addition to the resource sharing with the Foundation, the Company issued the Foundation warrants in August 2002 to purchase 500,000 shares of common stock and has donated subscriptions to the Company’s service to qualified non-profit organizations. The fair value of these donated subscriptions is currently approximately $1 million per month. The Company plans to continue providing free subscriptions to qualified nonprofit organizations.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

10b5-1 Trading Plans

The following executive officers and directors currently have 10b5-1 trading plans in place: Marc Benioff, Steve Cakebread, Jim Cavalieri, Parker Harris, Kenneth Juster, David Moellenhoff, Jim Steele and Larry Tomlinson. Certain other employees of the Company have also implemented 10b5-1 trading plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended January 31, 2006, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except that Steve Cakebread and Larry Tomlinson each filed one late report covering one transaction.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of members of the Company’s Board of Directors that the Board of Directors has determined are independent, as such term is defined under the NYSE listing standards, the rules and regulations of the SEC and the standards for independence adopted by the Board of Directors. The current members of the Compensation Committee are Ms. Young and Messrs. Conway, Ramsey and Sclavos. Mr. Ramsey serves as chair of the Compensation Committee. Ms. Young and Mr. Conway were appointed to the Compensation Committee in January 2006.

The Company’s compensation programs, including compensation arrangements and equity plans, are administered by the Compensation Committee. Our role is detailed in the Compensation Committee Charter, which was adopted by the Board in April 2004. Specifically, we:

•	Determine and approve all compensation for the Chief Executive Officer and other executive officers of the Company, including salary and incentive-based and equity-based compensation, as appropriate;

•	Review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives;

•	Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years; and

•	Develop, or review and approve, and administer incentive-based or equity-based compensation plans in which the Company’s executive officers participate, including the delegation of authority, as appropriate, to members of the Company’s management team with respect to incentive-based or equity-based compensation for all non-executive officer employees of the Company.

Compensation Philosophy

We believe that the Company’s executive compensation programs should support the Company’s objective of creating value for its stockholders. Accordingly, we believe that executive officers and other key employees should have a significant stake in the Company’s stock performance and that compensation programs should link executive compensation to stockholder value. For this reason, we strive to ensure that the Company’s executive officer compensation programs are designed to enable the Company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the Company’s financial performance and stockholder returns. One of the ways we have sought to accomplish this is by making a significant portion of individual compensation directly dependent on the Company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. We believe that strong financial performance, on a sustained basis, is an effective means of enhancing long-term stockholder return.

We consider three major elements in our compensation program: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. We believe that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the Company’s objective of creating value for its stockholders. Each of the three major elements in our compensation program is discussed in detail below, but in general this means:

•	Base salaries are competitive with comparable public technology companies relative to similar positions.

•	Annual cash incentive opportunities are based principally on the Company’s overall corporate performance and the executive’s attainment of individual goals. We believe the structure of our annual incentive opportunities fosters a performance-driven culture.

•	Long term incentives, such as equity compensation awards, are structured to encourage our executive team to manage from the perspective of owners in the Company and to reward executives and other key employees for maximizing long-term stockholder value.

We believe that the compensation practices of many different companies within the technology industry are relevant to establishing the Company’s compensation programs and executive compensation for each year. Specifically, we strive to ensure that the Company’s compensation programs and executive compensation are competitive, taking into account pay practices at other companies considered by us to be comparable (based on industry, revenue size, market capitalization, geography and other factors) and with whom we compete for executive talent each year, based on industry, revenues and other factors. The Compensation Committee met periodically throughout the year to review, discuss and analyze data provided by management and by an outside compensation consultant retained by us to assist us in evaluating the Company’s relative market position, assist us in designing compensation programs, provide us information on the competitiveness of the Company’s compensation programs, and advise us on executive compensation.

We have also from time to time also evaluated the potential costs to the Company in the event of a change in control under the change in control arrangements with Mr. Cakebread, Mr. Juster, Mr. Steele and Mr. Freeland. Based on this review, we find the potential value of the acceleration of options in a change in control scenario in the aggregate to be reasonable and not excessive.

Salary

We believe that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives. Accordingly, base pay and annual increases are determined through an analysis of each individual’s salary and total target compensation relative to salaries for similar positions at comparable companies and, to a lesser extent, through a subjective analysis of each individual’s experience and past and anticipated contributions to the Company’s success.

We review and set the Company’s executive officers’ base salaries, including those of the named executive officers, on an annual basis. This review began in January 2005 to confirm appropriate base salaries for fiscal 2006. Based on our review, we approved an increase in Mr. Cakebread’s annual base salary for fiscal 2006 from $250,000 to $300,000 and overall found the compensation of our named executive officers to be reasonable and not excessive. As new executive officers were hired during fiscal 2006, we reviewed and approved base salaries in connection with their hire.

Annual Incentive Bonus

The Company promotes outstanding performance by rewarding executive officers for achieving specific performance objectives with an annual cash bonus paid through the Company’s bonus program. All of the Company’s executive officers and employees are eligible for annual bonus awards, excluding the Chief Executive Officer and sales and professional services employees.

At the start of the fiscal year, we establish corporate revenue and earnings objectives for the Company (the “Company Objectives”). These Company Objectives serve as a guideline for establishing a bonus pool to be divided among all executives and employees. However, even if the guideline criteria are met, we or management may decide not to establish a bonus pool. If a bonus pool is established, bonuses to executive officers are discretionary based on the Company’s attainment of Company Objectives and on each executive officer’s individual performance. Key performance criteria for evaluating executive officers include business and financial objectives, and management and organizational goals, as well as other relevant factors as determined by us with input from the Company’s senior management. We review these criteria annually.

If the Company fails to fully meet the Company Objectives or the executive officer fails to fully meet the individual’s objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be significantly increased above target thresholds.

At the end of the fiscal year, we review a performance report that summarizes management’s view regarding whether, and to what extent, the Company Objectives were met for the prior fiscal year. We verify the Company’s actual revenues and earnings for each performance period, review management’s recommendation for the resulting aggregate bonus awards and approve an aggregate award amount. We also review and approve the individual bonus recommendations for the Company’s executive officers. The Company’s Chief Executive Officer also approves the bonus recommendations for the executive officers. Interim bonuses may also be paid during the year.

Based on the Company’s performance in fiscal 2006 and individual performance, incentive bonuses pursuant to the Company’s bonus program were paid to the named executive officers as follows:

Marc Benioff	$—
Steve Cakebread	$176,100
Kenneth Juster	$34,800
David Moellenhoff	$118,250
Jim Steele	$347,100

At his request, our Chief Executive Officer was not paid a bonus in fiscal 2006. In addition and in accordance with the terms of his letter of employment, during fiscal 2006 Mr. Juster was also paid a bonus of $200,000. As new executive officers were hired during fiscal 2006, we reviewed and approved the target bonuses, including guaranteed bonuses, for each such executive officer.

Equity Compensation

The third component of the Company’s executive compensation program consists of stock option grants and other long-term equity-based incentive compensation. We continue to believe that such equity-based incentive compensation is important for motivating executive officers and other employees to increase stockholder value over the long term and to remain competitive in the market for talented employees. We granted stock options to certain of our executive officers in fiscal 2006. Each stock option grant to an executive officer is designed to be competitive with those offered by comparable companies for the executive’s job level, to reflect the Company’s assessment of the executive’s ongoing contributions to the Company, to create an incentive to remain with the Company and to provide a long-term incentive to help the Company achieve its financial and strategic objectives.

In determining the amount of stock options granted to an individual executive, the Compensation Committee considers such factors as (i) awards previously granted to an individual; (ii) an individual’s outstanding awards; (iii) the vesting schedule of the individuals’ outstanding awards; (iv) the aggregate total of all outstanding options and awards; (v) the relative quantities of awards offered by comparable companies to executives in comparable positions; and (vi) the expense of such stock options under fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. Special additional stock options may be granted or approved from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

Under the Company’s existing stock option plans, we grant stock options with an exercise price per share equal to the market price of our common stock on the date of grant. All options are subject to vesting provisions to encourage officers to remain employed with the Company.

Compensation of Chief Executive Officer

The Compensation Committee used the procedures described above in evaluating the appropriate annual salary, bonus and stock option awards for Marc Benioff, the Company’s Chairman of the Board of Directors and Chief Executive Officer. However, at his request, during fiscal 2006 we paid Mr. Benioff a base salary of $10 per year for the services he performs as the Company’s Chief Executive Officer, did not award him a bonus and did not grant him any stock options. Also at his request, Mr. Benioff receives no additional material compensation or benefits not provided to all executives and receives no additional compensation for serving as Chairman of the Board of Directors.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval within a specified period of time after we became a public company, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. The Company believes that stock options awarded under the Company’s stock option plans and bonuses awarded under the Company’s bonus program can be excluded from calculating the $1 million limit. As a result and based on fiscal 2006 compensation levels, no such limits on the deductibility of compensation were applicable for any officer. We have not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While we cannot predict how the deductibility limit may impact the Company’s compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance.

THE COMPENSATION COMMITTEE

Craig Ramsey (Chair)

Craig Conway

Stratton Sclavos

Shirley Young

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors in April 2004 which provides that its functions include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP, the oversight of the Company’s internal audit function, reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls, and reviewing the Company’s critical accounting policies and estimates, and the application of U.S. generally accepted accounting principles.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of management’s assessment of internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year ended January 31, 2006

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended January 31, 2006 with management. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young with that firm.

The Audit Committee also discussed with management and with Ernst & Young LLP the evaluation of the Company’s internal controls and the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee considered the fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee reviewed the Company’s efforts and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

THE AUDIT COMMITTEE

Larry Tomlinson (Chair)

Alan Hassenfeld

Sanford R. Robertson

STOCK PERFORMANCE GRAPH

The following shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and the Nasdaq Computer & Data Processing Index for the period beginning on June 23, 2004 (the date our common stock commenced trading on the New York Stock Exchange) through January 31, 2006, assuming an initial investment of $100. Data for the Standard & Poor’s 500 Index and the Nasdaq Computer & Data Processing Index assume reinvestment of dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

Comparison of Cumulative Total Returns of salesforce.com, inc.

	6/23/04	7/30/04	10/29/04	1/31/05	4/29/05	7/29/05	10/31/05	1/31/06
salesforce.com, inc.	100.00	118.27	184.73	124.55	131.18	214.09	227.18	373.18
Standard & Poor’s 500 Index	100.00	96.30	98.79	103.25	101.12	107.88	105.50	111.89
Nasdaq Computer & Data Processing Index	100.00	92.12	95.37	100.45	93.77	104.81	103.22	111.93

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David Schellhase
Secretary

May 24, 2006

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors - The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold

01 - Craig Ramsey	☐	☐

02 - Sanford R. Robertson	☐	☐

B	Issues - The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007	☐	☐	☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

		Yes	No

For planning purposes, please indicate if you plan to attend the Annual Meeting:		☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name or names appear on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators, trustees and partners should indicate their positions when signing.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy - salesforce.com, inc.

2006 Annual Meeting of

salesforce.com, inc. Stockholders

Thursday, July 6, 2006, at 2:00 p.m., local time

The Fairmont Hotel

950 Mason Street, San Francisco, California 94108

Upon arrival, please present your

admission ticket and photo identification

at the registration desk.

Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors

The undersigned hereby appoints Marc Benioff, Steve Cakebread and David Schellhase, or any of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of salesforce.com, inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 6, 2006, at 2:00 p.m., local time, at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108 and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors and “FOR” the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, Proxy Statement and the Company’s 2006 Annual Report.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

(Continued and to be dated and signed on the reverse side.)